Exhibit 10.1
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Triple asterisks denote omissions.
SECOND AMENDMENT TO THE
LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
This Second Amendment (the “Second Amendment”) to the License, Development and Commercialization Agreement effective as of July 9, 2015, as amended by that certain First Amendment to the License, Development and Commercialization Agreement dated August 19, 2019 (the “Agreement” ) is by and between Mersana Therapeutics, Inc. (“Mersana”), with offices at 840 Memorial Dr., Cambridge, MA02139, USA, and Recepta Biopharma, S.A. (“Recepta”), with offices at Rua Tabapuã, 1123 conj 36, Itaim Bibi, São Paulo, SP, CEP 04533 – 014, Brazil, and is effective as of the date that it is fully executed by the Parties (the “Second Amendment Effective Date”). Capitalized terms not otherwise defined herein shall have the definitions ascribed to them in the Agreement.
BACKGROUND
WHEREAS, the Parties have been in discussions regarding the payment of the First Product Milestone Payment for [***] (the “[***] Milestone Payment”) as provided in Section 5.2 of the Agreement;
WHEREAS, the Parties have been in discussions regarding supply and regulatory assistance with respect to the Licensed Products;
WHEREAS, in the interest of confirming the Parties’ understanding of these matters, the Parties have agreed to amend the Agreement as set forth herein:
NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby agreed and acknowledged, and intending to be legally bound, the Parties hereby agree as follows:
1.Defined Terms. The following definitions are hereby added to Article 1 of the Agreement:
a.“UPLIFT Study” means that certain single-arm registration strategy to be conducted by Mersana to evaluate the safety and efficacy of XMT-1536 in platinum-resistant ovarian cancer patients who have received up to four lines of therapy.
b.“Required Diagnostic Kit” means any diagnostic kit that is used in connection with clinical trials by Mersana, for or required to be made available in connection with the commercialization by Mersana of, the Licensed Products that Mersana is selling to customers in the Territory.
c.“Supply Price” means (i) with respect to Licensed Products, the lower of (a) [***] and (b) the supply price that Mersana charges to any other Mersana licensee in another country or region of the Territory for Licensed Product with the same specifications as the Licensed Product that is being supplied to Recepta or (ii) with respect to Required Diagnostic Kits, [***].

2.Section 3.3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
a.Recepta Territory. With respect to each Licensed Product that receives Regulatory Approval in the Territory, Mersana will, or will cause one or more of its sublicensees to (in Mersana’s sole discretion), enter into one or more supply agreements under which Mersana or the applicable sublicensee(s) will supply Recepta or Recepta’s sublicensee(s) with the Licensed Product and any Required Diagnostic Kit with respect to such Licensed Product for sale to end user customers in the Recepta Territory (the “Supply Agreement”). The Supply Agreement will provide that Mersana or its sublicensee(s) will supply Licensed Product and Required Diagnostic Kits (if applicable) to Recepta at the Supply Price and contain such mutually agreeable and commercially reasonable supply terms as the parties may mutually agree, including (a) minimum quantity obligations, lead times, and binding forecast mechanisms to enable Recepta to properly forecast and order required amounts of Licensed Product; (b) commercially reasonable remedies to address a supply failure or a supply shortage; and (c) other appropriate remedies, in each case, in a manner and under the circumstances mutually agreed by the Parties. Mersana will, or will cause one or more of its sublicensees to, negotiate such Supply Agreement in good faith and use Diligent Efforts to execute such Supply Agreement by [***]. Mersana will or will cause one or more of its sublicensees to submit to Recepta a first supply agreement draft [***] days before such date. For the avoidance of doubt, no royalties shall be payable to Recepta on account of sales of Licensed Products or Required Diagnostic Kits to Recepta or its distributors for sale to end user customers in the Recepta Territory and such sales shall not be factored into the calculation of Mersana Annual Net Sales for purposes of determining the royalty rate applicable to Net Sales of Licensed Products by Mersana or its sublicensees. If there is a Required Diagnostic Kit with respect to the Licensed Product, and Mersana is not the entity selling such Required Diagnostic Kit, then, in lieu of being required to supply such Required Diagnostic Kit to Recepta, Mersana will use Diligent Efforts to assist Recepta in obtaining direct supply of any such Required Diagnostic Kit from Mersana’s Third Party partner, if any, for such Required Diagnostic Kits. If, after using Diligent Efforts, Recepta is unable to obtain a direct supply of any such Required Diagnostic Kit from Mersana’s Third Party partner, Mersana shall supply the Required Diagnostic Kit to Recepta at the Supply Price in accordance with the other provisions of this Agreement.
3.Section 4.2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
a.Subject to Section 3.1.2, Recepta shall be solely responsible for, and shall use Diligent Efforts in connection with, the submission of information to, communicating with, and seeking Regulatory Approvals for Licensed Products in the Recepta Territory and will keep Mersana informed of all significant issues arising therefrom and material developments with respect thereto. Recepta will take into account Mersana’s reasonable suggestions and comments with respect to the materials and information which Recepta decides to submit to ANVISA in respect of the Licensed Products in the Recepta Territory. If and to the extent access to information, data (including Clinical Trial results), or materials (including samples of the relevant Licensed Product to the extent required in connection with Recepta’s application for Regulatory Approval) to which Recepta is not otherwise afforded access hereunder is necessary for Recepta to obtain and/or maintain Regulatory Approval in the Recepta Territory, Recepta shall notify Mersana in writing and, within [***] after acceptance of the application for Regulatory Approval by the FDA, Mersana shall commence making such information, data and/or materials, to the extent in Mersana’s possession and Control, available to Recepta, and will make all such information, data and/or materials, to the extent in Mersana’s possession and Control, available to Recepta within a reasonable time period thereafter, it being understood that Recepta’s receipt, use and disclosure of such information, data and/or materials shall be subject to the terms, conditions and limitations of this Agreement. For clarity, the foregoing obligation to provide access to information, data, or materials will include information, data or materials in Mersana’s possession and Control that Mersana may have received from one or more contract manufacturers engaged by Mersana to manufacture Licensed Products. Upon reasonable prior written notice to Mersana, (a) ANVISA will be permitted to conduct an inspection of Mersana’s facilities where the Licensed Products are manufactured solely as relates to the manufacture of such Licensed Products and (b) Mersana will use reasonable efforts to allow ANVISA to conduct an inspection of its contract manufacturer(s)’ facilities where Licensed Products are manufactured.
4.Section 5.2 of the Agreement is hereby amended to delete, in its entirety, the Development milestone entitled [***] solely for the First Product and its related payment of [***] for the First Product.
5.The following Development milestones shall be added to the table in Section 5.2 of the Agreement:

Development Milestones	First Product	Second Product
Milestone Payment
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
The Parties agree that, notwithstanding Section 5.2 of the Agreement, the payment of [***], as described in the first row of the table above, shall be made on [***]. The payment of [***], as described in the second row of the table above, shall be made on [***], provided the UPLIFT Study is active (i.e. has not been terminated or put on clinical hold) or completed at such time. In the event that the second payment is deferred because the UPLIFT Study has been put on clinical hold, as provided in the previous sentence, the second payment shall become due [***]. In case the UPLIFT Study is terminated, outstanding amounts on the second payment, if not already paid, and the third payment as described in the table above, will be paid to Recepta upon [***].
6.Effect on Agreement. Except as modified as set forth herein, the Agreement remains in full force and effect. This Second Amendment and the Agreement represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the Parties about the subject matter of this Second Amendment and the Agreement merge into this Second Amendment and the Agreement.
7.Binding Effect. This Second Amendment will be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.
8.Authority. As of the Second Amendment Effective Date, each Party hereby represents and warrants that (a) it has the power and authority to execute and deliver this Second Amendment, (b) the execution, delivery, and performance of this Second Amendment by it has been duly authorized by all requisite corporate action, and (c) this Second Amendment has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, and binding obligation of such Party and is enforceable against it in accordance with its terms.
9.Amendments. This Second Amendment may not be modified or amended, except by another agreement in writing executed by duly authorized signatories of each Party.
10.Counterparts. This Second Amendment may be executed in two or more counterparts, all of which taken together will be regarded as one and the same instrument. Each Party may execute this Second Amendment in Adobe™ Portable Document Format (PDF) sent by digital transmission. PDF signatures of authorized signatories of the Parties will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Second Amendment.
[Signatures on following page]

IN WITNESS WHEREOF, Mersana and Recepta, by their duly authorized officers, have executed this Second Amendment.

MERSANA THERAPEUTICS, INC.		RECEPTA BIOPHARMA S.A.
By:	/s/ Brian DeSchuytner	By:	/s/ José Fernando Perez
Name:	Brian DeSchuytner	Name:	José Fernando Perez
Title:	SVP, Finance and Product Strategy	Title:	President
Date:	September 28, 2021	Date:	September 28, 2021